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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): APRIL 12, 2001
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                           IBIS TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                         0-23150                    04-2987600
--------------                    -------------             -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


         32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS          01923
         -------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (978) 777-4247
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ITEM 5.   OTHER EVENTS.
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On April 12, 2001, Ibis Technology Corporation publicly disseminated a press release announcing that, due to a substantial decrease in wafer forecasts from one of its largest customers, Ibis has revised its outlook for the second quarter and full year 2001, lowering its revenue projections. Ibis' customer, one which manufactures optical components utilizing Ibis' wafers, has informed Ibis that it expects to order a very small quantity of wafers in the second quarter and substantially reduced quantities for the remainder of 2001.

While the impact on the first quarter is expected to be minimal, Ibis is now projecting second quarter total revenue to be reduced by approximately 50 to 60 percent compared to the fourth quarter of 2000. Full year total revenue is still anticipated to be up, although only slightly, compared to fiscal 2000.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

(c)      Exhibit.

99.1     Press Release dated April 12, 2001.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                IBIS TECHNOLOGY CORPORATION
                                ---------------------------
                                (Registrant)



Date: April 12, 2001            /s/ Debra L. Nelson
                                ---------------------------------------------
                                    Debra L. Nelson, Chief Financial Officer






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                                  EXHIBIT INDEX

Exhibit                                                              Sequential
Number                 Description                                   Page Number
-------                -----------                                   -----------

99.1                   Press Release dated                                5
                       April 12, 2001









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